UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2024

ADVENT TECHNOLOGIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5637 La Ribera St., Suite A Livermore, California	94550
(Address of registrant’s principal executive office)	(Zip code)

(925) 455-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $345.00	ADNWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On November 8, 2024, the Company terminated the Securities Purchase Agreement it had entered into on July 30, 2024 (the “SPA”) with an institutional investor (the “Investor”) pursuant to which, at the closing, the Company was to have issued to the Investor a senior promissory note in the principal amount of $1,000,000 (the “Senior Note”). The Investor had also committed to provide the Company with a one-year revolving line of credit to the Company for an aggregate maximum principal amount of $2,000,000, contingent upon the Company’s filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) with respect to an underwritten or “best efforts” public offering by the Company of its common stock, par value $0.0001 per share (“Common Stock”), and/or Common Stock equivalents registered under the Securities Act of 1933, as amended (the “Securities Act”) for proceeds to the Company of not less than $5,000,000 (a “Qualified Public Equity Offering”). This transaction is referred to herein as the “Financing.” Inasmuch as the Investor failed to comply with the terms of the Financing and did not provide any funds to the Company, the Board of Directors voted to terminate the SPA. The Company had initially disclosed the said transaction on its current report on Form 8-K filed with the SEC on August 5, 2024.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 4, 2024, Advent Technologies Holdings, Inc. (the “Company”) appointed Messrs. Seth M. Lukash and Joseph P. Celia to the Company’s Board of Directors as Class II directors. Mr. Lukash will serve on the compensation and audit committees, and as chair of the audit committee. Mr. Celia will serve on the audit and compensation committees, respectively.

Seth M. Lukash

Seth Lukash, 78, is a seasoned corporate director, officer, and investor. For 30 years he was a CEO for various technology and manufacturing companies. He was CEO and President of Tridex, Inc. (n/k/a TransAct Technologies (NASDAQ: TACT) a manufacturer of printers and peripherals to the banking, lottery/gaming, and retail sales markets. Mr. Lukash was Chairman and CEO of Progressive Software, a large provider of application software to the restaurant and hospitality industry. After the sale and divestiture of these companies he advised several technology companies. He has served as an advisor to OEM Capital a boutique investment banking firm and Strategic Turnaround Equity Partners, LP, a fund focused on investments in undervalued public companies. For the past two years he has advised an AI start-up with their organization and structuring for additional financing. He started his finance career as a research analyst for Carter Berlind & Weil. Mr. Lukash is a graduate of the University of Miami with a BA in Finance.

Joseph P. Celia

Joseph P. Celia, 60, is a technology industry veteran with 30 years of experience with an impressive track record in building strategic partnerships, driving new business initiatives, and penetrating new markets. His dynamic and results-oriented approach in sales leadership within the rapidly evolving tech sector has consistently led to significant achievements. Mr. Celia has held executive and senior-level sales management positions at some of the tech industry's most respected organizations, including Hewlett Packard, Motorola, 3Com, Symbol Technologies, Bradford Networks, Accton Technology, and FIS Global. Mr. Celia has a BS from Northeastern University in Computer Technology.

In connection with his appointment, the Board has determined that Mr. Lukash (i) meets the requirements for audit committee service contained in Nasdaq Listing Rule 5605(c)(2)(A); (ii) is an "independent director" as contemplated by Nasdaq Listing Rule 5605(b)(1); and (iii) is an "audit committee financial expert," as defined in Item 407(d)(5)(ii) of Regulation S-K. In connection with his appointment, the Board has determined that Mr. Celia (i) meets the requirements for audit committee service contained in Nasdaq Listing Rule 5605(c)(2)(A); and (ii) is an "independent director" as contemplated by Nasdaq Listing Rule 5605(b)(1).

There are no arrangements or understandings between any of the new Directors and any other person pursuant to which each was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding the new Directors that are required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2024	ADVENT TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Gary Herman
	Name:	Gary Herman
	Title:	Interim Chief Executive Officer

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